Exhibit 10.2

EXECUTION VERSION

This NON-RECOURSE CARVEOUT GUARANTY AGREEMENT (this “Agreement”) is entered into as of September 14, 2026 (the “Closing Date”), by and among STEPSTONE SPV FACILITY VII INTERMEDIATE HOLDCO LLC, a Delaware limited liability company (the “Parent Guarantor”), and STEPSTONE PRIVATE CREDIT FUND LLC, a Delaware limited liability company (the “Fund Guarantor” and, together with the Parent Guarantor, each, a “Guarantor Entity” and, together with any additional guarantor entity made party from time to time to this Agreement, the “Guarantor Entities”), in favor of (a) UMB BANK, NATIONAL ASSOCIATION, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for and on behalf of the Secured Parties (as defined in the Credit Agreement referred to below), and (b) GOLDMAN SACHS BANK USA and its affiliates that are successors and assigns, as Lender, Administrative Agent and Calculation Agent (each as defined in the Credit Agreement referred to below).

Pursuant to the Credit Agreement dated as of the Closing Date (as amended, modified, supplemented, restated, amended and restated, refinanced or replaced from time to time, the “Credit Agreement”) by and among STEPSTONE SPV FACILITY VII LLC, a Delaware limited liability company (the “Borrower”) and together with any additional borrower made party from time to time to the Credit Agreement, the “Borrower Parties”), STEPSTONE PRIVATE CREDIT FUND LLC, a Delaware limited liability company (the “Collateral Manager”), the Lenders party thereto from time to time, GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the “Administrative Agent”) and calculation agent, the Collateral Agent, UMB BANK, NATIONAL ASSOCIATION, as collateral administrator and collateral custodian, the Lenders have made a facility available to the Borrower Parties pursuant to the Credit Agreement (such credit facility, as may be increased pursuant to Section 2 thereof, the “Credit Facility,” and the loans thereunder, the “Loans”).

Pursuant to the Borrower Sale and Contribution Agreement (the “Borrower Sale and Contribution Agreement”) dated as of the Closing Date among STEPSTONE PRIVATE CREDIT FUND LLC, as seller (in such capacity, a “Seller”), STEPSTONE SPV FACILITY VII INTERMEDIATE HOLDCO LLC, as seller (in such capacity, a “Seller”) and purchaser (in such capacity, a “Purchaser”) and the Borrower, as purchaser (in such capacity, a “Purchaser”), the Sellers sold and/or contributed, directly or indirectly, to the Purchasers certain loans, debt securities and other obligations and assets in accordance with the terms of the Borrower Sale and Contribution Agreement.

STEPSTONE SPV FACILITY VII INTERMEDIATE HOLDCO LLC is the sole direct owner of the Borrower. STEPSTONE PRIVATE CREDIT FUND LLC is the sole direct owner of STEPSTONE SPV FACILITY VII INTERMEDIATE HOLDCO LLC. The Guarantor Entities will receive significant benefits by virtue of the transactions under the Credit Agreement and the other Transaction Documents.

It is a condition precedent to the extension of the Credit Facility (and it is a material inducement to the Lenders to make the Loans and for the Administrative Agent and Collateral Agent to enter into the Credit Agreement) that the Guarantor Entities unconditionally guarantee the “Guaranteed Obligations” as hereinafter defined and make the undertaking set forth herein as to Proceeds Payments (as defined below).

Accordingly, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

SECTION 1. NATURE AND SCOPE OF UNDERTAKING

1.1. Undertaking of Obligation.

(a) Each Guarantor Entity severally and not jointly hereby irrevocably and unconditionally guarantees to the Guaranteed Parties (as hereinafter defined) the payment of the Guaranteed Obligations (as hereinafter defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise.

(b) Each Guarantor Entity hereby irrevocably and unconditionally covenants and agrees that it is fully liable for the Guaranteed Obligations as a primary obligor.

1.2. Definitions.

Terms used herein but not otherwise defined have the meanings given to them in the Credit Agreement. In addition, as used herein:

“Covered Entities” means, collectively:

(a) each Borrower Entity;

(b) each Guarantor Entity;

(c) the Collateral Manager;

(d) the other Credit Parties;

(e) each Seller that is an Affiliate of an entity in (a) through (d); and

(f) each Affiliate of an entity in (a) through (d) that is under the control of such entity, and agent under the control of, any of the entities referred to in clauses (a) through (d) above (and each applicable general partner, managing member and other controlling entity of the foregoing).

“ERISA Controlled Group” means a corporation, trade or business (whether or not incorporated) that is, along with any Credit Party, a member of a controlled group of trades or businesses as described in Section 414 of the Code.

“ERISA Plan” means any employee benefit plan that is subject to Title IV of ERISA, or any retiree medical plan, each as established or maintained for employees of any Credit Party or any member of an ERISA Controlled Group or to which any Credit Party, or any member of an ERISA Controlled Group, has any liability.

“ERISA Plan Assets” means “plan assets” under the ERISA Plan Asset Regulations.

“ERISA Plan Asset Regulations” means 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

“Guaranteed Obligations” means, at any time:

(a) all losses, damages, costs, expenses, liabilities, claims and other obligations incurred by or payable by the Guaranteed Parties (including reasonable and documented fees of counsel and costs incurred; but excluding punitive, consequential, indirect, special or exemplary damages), arising out of or resulting from the following:

(1) gross negligence, willful misconduct, bad faith, fraud, intentional misrepresentation, theft or other criminal acts by any of the Covered Entities under or in connection with the Transaction Documents or the transactions contemplated thereby; or

(2) any misappropriation by, or with the consent of, any of the Covered Entities of any of the Collateral, of any other assets of the Borrower Parties or of any funds due to a Borrower Entity, the Administrative Agent, the Collateral Agent or the Lenders, including (x) the intentional remittance of any Proceeds or other amounts in respect of the Collateral to an account other than the appropriate Transaction Account or (y) the use of any funds of a Borrower Entity by, or for the benefit of, any of the Covered Entities other than as permitted pursuant to the terms of the Transaction Documents; or

(3) any transfer of any portion of assets from a Borrower Entity to or for the benefit of (directly or indirectly) any Covered Entity (other than such Borrower Entity) other than as expressly permitted under the Transaction Documents; or

(4) any consensual liens, security interests, charges or other encumbrances attaching to any or all of the Collateral or other assets of any Borrower Entity in violation of the Transaction Documents (other than, for the avoidance of doubt, Permitted Liens) to the extent resulting from any act or omission of any Covered Entity; or

(5) a Borrower Entity or a Guarantor Entity fails to have full right, title and interest to the applicable Collateral to the extent required by the Transaction Documents to the extent resulting from any act or omission of any Covered Entity or the contribution of Collateral to the Parent Guarantor or the Borrower Parties by a Guarantor Entity is recharacterized, revoked or unwound to the extent resulting from any act or omission of any Covered Entity; or

(6) the taking by any Covered Entity of any willful or intentional action in bad faith (on its own or in concert with others) that materially interferes with the ability of the Secured Parties to enforce their rights and remedies under the Credit Agreement, the Pledge and Security Agreement or the other Transaction Documents; or

(7) [reserved]; or

(8) with respect to any Covered Entity, such Covered Entity fails to comply in any material respect with any sale process to the extent a sale process is required by the Transaction Documents; and

(b) the entire amount of the Obligations outstanding at such time, in the event of the following:

(1) any Borrower Entity or Guarantor Entity voluntarily commences a bankruptcy, winding up, dissolution, liquidation or other insolvency proceeding or similar proceeding under any Debtor Relief Law; or

(2) an involuntary bankruptcy, winding up, liquidation, dissolution or other involuntary insolvency or similar proceeding under any Debtor Relief Law is commenced against a Borrower Entity or a Guarantor Entity either (A) by any Covered Entity falling within paragraphs (a) to (d) of that definition or (B) by any other Person (other than a Guaranteed Party), but, in the case of this clause (B), only if (i) the Covered Entities falling within paragraphs (a) to (d) of that definition consent in writing to such proceeding or otherwise fail to use commercially reasonable efforts to dismiss such proceeding where reasonable grounds to dismiss exist or (ii) any Covered Entity colluded with any party to cause the filing of such proceeding; or

(3) any material breach of (i) Section XIX of the Borrower’s Constitutive Document, as amended from time to time with the written consent of the Administrative Agent or (ii) Section 5.3 of the Credit Agreement, in each case under this clause (3) that results in the substantive consolidation of the assets and liabilities of a Borrower Entity with a Guarantor Entity or with any other Person.

Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents, the Guaranteed Parties shall not be deemed to have waived any right which any of them may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code (or under any other analogous provisions of any Debtor Relief Law) to file a claim against any Covered Entity (other than a Guarantor Entity) in a case under any Debtor Relief Law for the full amount of the amounts due in respect of the Obligations or to require that all collateral shall continue to secure all of the amounts due in respect of the Obligations in accordance with the Transaction Documents.

“Guaranteed Parties” means the Collateral Agent (on behalf of and for the benefit of the Secured Parties) and the Secured Parties.

1.3. Nature of Undertaking.

This Agreement is an irrevocable, absolute, continuing agreement by each Guarantor Entity to indemnify, save and hold the Guaranteed Parties harmless in respect of the Guaranteed Obligations and not a guaranty of collection. This Agreement may not be revoked by any Guarantor Entity and shall continue to be effective with respect to all Guaranteed Obligations arising or created after any attempted revocation by a Guarantor Entity. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor Entity to the Guaranteed Parties with respect to the Guaranteed Obligations. This Agreement may be enforced by the Collateral Agent (acting upon the written direction of the Administrative Agent), the Administrative Agent and the other Guaranteed Parties and shall not be discharged by the assignment or negotiation of all or part of the Loans or any of the other Obligations. Subject to Section 1.9 below, this Agreement shall be deemed discharged and the Guarantor Entities shall be released from any and all liability hereunder upon the payment in full in cash of the Obligations (except contingent indemnification and reimbursement obligations for which no claim has been asserted) in accordance with the terms of the Credit Agreement; provided that, for such purposes, it is understood and agreed that any limitations of liability provided in the Credit Agreement or any document delivered thereunder (other than this Agreement) shall not apply with respect to the Guarantor Entities as to the Guaranteed Obligations.

1.4. Guaranteed Obligations Not Reduced by Offset.

The parties hereto agree that the Guaranteed Obligations or Proceeds Payments and the liabilities and obligations of each Guarantor Entity to the Guaranteed Parties hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (other than payment in full) of a Borrower Entity or any other party, against the Collateral Agent, the Administrative Agent or any other Guaranteed Party, whether such offset, claim or defense arises in connection with the Guaranteed Obligations or Proceeds Payments (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5. Payment By the Guarantor Entities.

If all or any part of the Guaranteed Obligations or Proceeds Payments shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, the Guarantor Entities shall, within ten (10) Business Days of demand by the Administrative Agent (acting upon the written direction of the Requisite Lenders), and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in Dollars, the amount due on the Guaranteed Obligations or Proceeds Payments to the Collateral Agent at the applicable Corporate Trust Office or the Administrative Agent at the address set forth in the Credit Agreement. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations or Proceeds Payments, as applicable, and may be made from time to time with respect to the same or different items of Guaranteed Obligations or Proceeds Payments. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6. No Duty To Pursue Others.

It shall not be necessary for the Collateral Agent, the Administrative Agent or any other Guaranteed Party (and each Guarantor Entity hereby waives any rights which such Guarantor Entity may have to require the Collateral Agent, the Administrative Agent and each other Guaranteed Party), in order to enforce the obligations of such Guarantor Entity hereunder, first to (a) institute suit or exhaust its remedies against a Borrower Entity or others liable on the Loans or on the other Guaranteed Obligations or any other Person, (b) enforce the Collateral Agent’s or the Administrative Agent’s rights against any Collateral, as applicable, which shall ever have been given to secure the Guaranteed Obligations, (c) join a Borrower Entity or any others liable on the Guaranteed Obligations in any action seeking to enforce this Agreement, (d) exhaust any remedies available to the Collateral Agent, the Administrative Agent or any other Guaranteed Party against any Collateral, as applicable, which shall ever have been given to secure the Guaranteed Obligations, or (e) resort to any other means of obtaining payment of the Guaranteed Obligations. No Guaranteed Party shall be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7. Waivers.

To the fullest extent permitted by law, rule or regulation, each Guarantor Entity agrees to the provisions of the Transaction Documents and hereby waives notice of (a) acceptance of this Agreement, (b) any amendment, extension or restructuring of the Transaction Documents, (c) the execution and delivery by the Borrower Entities and the Collateral Agent of any documents arising under the Credit Agreement or any other Transaction Documents, as applicable, (d) the Collateral Agent’s, the Administrative Agent’s or any Guaranteed Party’s transfer or disposition of the Guaranteed Obligations, or any part thereof, to the extent permitted by the Credit Agreement, (e) sale or foreclosure (or posting or advertising for sale or foreclosure) of any Collateral for the Guaranteed Obligations, (f) protest, proof of non-payment or default by a Borrower Entity, a Guarantor Entity or any other obligor or guarantor, or (g) any other action at any time taken or omitted by the Collateral Agent, the Administrative Agent or any other Guaranteed Party and, generally, all demands and notices of every kind in connection with this Agreement, the Transaction Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8. Payment of Expenses.

In the event that the Guarantor Entities should breach or fail to timely perform any provisions of this Agreement, the Guarantor Entities shall, promptly upon written demand by the Collateral Agent or the Administrative Agent, pay the Collateral Agent or the Administrative Agent, as applicable, all reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable and documented attorneys’ fees and disbursements) incurred by the Collateral Agent or the Administrative Agent in the enforcement hereof or the preservation of the Collateral Agent’s or the Administrative Agent’s rights hereunder but without duplication of any such costs or expenses actually paid by any Borrower Entity and received by the Collateral Agent or the Administrative Agent. In no event shall the Collateral Agent, the Administrative Agent or any other Guaranteed Party be required to pay any of a Guarantor Entity’s costs and expenses in connection with such action or otherwise.

1.9. Effect of Bankruptcy.

In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other Debtor Relief Law, or any judgment, order or decision thereunder, or any agreement, stipulation or settlement, the Collateral Agent, the Administrative Agent or any other Guaranteed Party must rescind or restore any payment, or any part thereof, received by the Collateral Agent, the Administrative Agent or such other Guaranteed Party in satisfaction of the Guaranteed Obligations or Proceeds Payments, as set forth herein, any prior release or discharge from the terms of this Agreement given to a Guarantor Entity by the Collateral Agent, the Administrative Agent or any other Guaranteed Party, as applicable, shall be without effect, and this Agreement shall remain in full force and effect. It is the intention of the Borrower Entities and the Guarantor Entities that the Guarantor Entities’ obligations hereunder shall not be discharged except by performance of such obligations and then only to the extent of such performance.

1.10. Waiver of Subrogation, Reimbursement and Contribution.

Notwithstanding anything to the contrary contained in this Agreement, each Guarantor Entity hereby unconditionally and irrevocably waives any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating such Guarantor Entity to the rights of the Collateral Agent (on behalf of the Secured Parties) or the Administrative Agent), to assert any claim against or seek subrogation, contribution, indemnification or any other form of reimbursement from the Borrower Entities or any other party liable for payment of any or all of the Guaranteed Obligations or Proceeds Payments for any payment made by a Guarantor Entity under or in connection with this Agreement or otherwise, in each case until the Obligations have been indefeasibly paid in full (except contingent indemnification and reimbursement obligations for which no claim has been asserted).

1.11. The Borrower Parties, Etc.

The terms “Borrower,” “Borrower Party” and “Borrower Entity” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of a Borrower, Borrower Party or Borrower Entity, as applicable, or any interest in a Borrower, Borrower Party or Borrower Entity, as applicable; and reference to any other “Covered Entity” will include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of such other Covered Entity.

SECTION 2. EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR ENTITIES’ OBLIGATIONS

Each Guarantor Entity hereby consents and agrees to each of the following, and agrees that its obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which such Guarantor Entity might otherwise have as a result of or in connection with any of the following:

2.1. Modifications.

Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Obligations, the Transaction Documents or any other document, instrument, contract or understanding between the Borrower Entities and the Guaranteed Parties, or any other parties, pertaining to the Obligations or any failure of the Collateral Agent, the Administrative Agent or any other Person to notify the Guarantor Entities of any such action.

2.2. Adjustment.

Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Guaranteed Parties to the Credit Parties or the Guarantor Entities.

2.3. Condition of the Borrower Parties or Guarantor Entities.

The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Covered Entity or any other party at any time liable for the payment of all or part of the Obligations; or any dissolution of any Covered Entity; or any sale, lease or transfer of any or all of the assets of any Covered Entity or any changes in the shareholders, partners or members of any Covered Entity; or any reorganization of any Covered Entity.

2.4. Invalidity of Obligations.

The invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including without limitation the fact that (a) the Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Transaction Documents or otherwise creating the Obligations acted in excess of their authority, (d) the Obligations violate applicable usury laws, (e) a Borrower Entity has valid defenses (other than defense of payment), claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from a Borrower Entity, (f) the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible or unenforceable, or (g) the Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that each Guarantor Entity shall remain liable hereon regardless of whether a Borrower Entity or any other person be found not liable on the Obligations or any part thereof for any reason.

2.5. Release of Obligors.

Any full or partial release of the liability of a Borrower Entity in respect of the Obligations or any part thereof, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor Entity that such Guarantor Entity may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and such Guarantor Entity has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that the Collateral Agent, the Administrative Agent or any other Guaranteed Party will look to other parties to pay or perform the Guaranteed Obligations.

2.6. Other Collateral.

The taking or accepting of any other security, collateral, guaranty or other assurance of payment for all or any part of the Obligations.

2.7. Release of Collateral.

Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations.

2.8. Care and Diligence.

The failure of the Collateral Agent, the Administrative Agent, any other Guaranteed Party or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of the Collateral Agent, the Administrative Agent, any other Guaranteed Party or any other party (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or the Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations or the Obligations.

2.9. Unenforceability.

The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor Entity that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Obligations.

2.10. Offset.

The Loans, the Guaranteed Obligations, the other Obligations and the liabilities and obligations of each Guarantor Entity hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense (other than defense of payment) of a Borrower Entity or any other party against the Collateral Agent or any other Guaranteed Party, whether such right of offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise.

2.11. Merger.

The reorganization, merger or consolidation of any Covered Entity into or with any other corporation or entity.

2.12. Preference.

Any payment by a Borrower Entity or any other Credit Party to any of the Lenders, the Administrative Agent or any other Guaranteed Party is held to constitute a preference under any Debtor Relief Laws, or for any reason to any of the Lenders, the Administrative Agent or any other Guaranteed Party is required to refund such payment or pay such amount to a Borrower Entity or someone else.

2.13. Other Actions Taken or Omitted.

Any other action taken or omitted to be taken with respect to the Transaction Documents, the Obligations, the Guaranteed Obligations, or the security and collateral therefor (other than actions or omissions expressly agreed to in writing by the Administrative Agent), whether or not such action or omission prejudices any Guarantor Entity or increases the likelihood that a Guarantor Entity will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of each Guarantor Entity that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations (except contingent indemnification and reimbursement obligations for which no claim has been asserted).

SECTION 3. REPRESENTATIONS AND WARRANTIES; COVENANTS ETC.

Each Guarantor Entity represents, warrants and covenants to the Guaranteed Parties as follows:

3.1. Benefit.

It has received, or will receive, direct and indirect benefit from the making of this Agreement with respect to the Guaranteed Obligations.

3.2. Familiarity and Reliance.

It is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower Entities and is familiar with the value of any and all Collateral or collateral intended to be created as security for the payment of the Loans or Guaranteed Obligations; however, it is not relying on such financial condition or the Collateral as an inducement to enter into this Agreement.

3.3. No Representation By Collateral Agent, Etc.

No representation or warranty has been made by the Collateral Agent, the Administrative Agent, any other Guaranteed Party or any other party to it in order to induce it to execute this Agreement.

3.4. Guarantor Entities’ Financial Condition; Etc.

(a) It is, and while this Agreement is in effect, shall remain, both alone and on a consolidated basis with its consolidated group, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

(b) The Fund Guarantor agrees that:

(1) it will not permit its Net Asset Value as of any Test Date to be less than the Required NAV Amount; and

(2) it will not permit Available Liquidity as of any Test Date to be less than the Required Liquidity Amount at such time; and

For purposes of this Section 3.4(b):

“Available Liquidity” means, at any Test Date, the Dollar Equivalent of the sum of:

(1)

the aggregate amount of cash, cash equivalents and marketable securities of the Fund Guarantor and its Subsidiaries at such date (excluding amounts then on deposit in the Margin Account) available for use for general corporate purposes and not held in any reserve account;

(2)

the aggregate amount of any unfunded, undrawn and readily available subscription amounts of shareholders of the Fund Guarantor that are not pledged or subject to any Lien and that are not legally or contractually restricted for any particular purpose or use, including, without limitation, any subscription line credit facility, shareholder’s note or similar instrument relating thereto; and

(3)

undrawn commitments, which are available to be drawn and are not legally or contractually restricted for any particular purpose or use, under any credit facility available to the relevant Guarantor Entity from parties other than shareholders of the relevant Guarantor Entity.

“Net Asset Value” means, at any Test Date, the aggregate fair value of assets of the Fund Guarantor and its Subsidiaries at such time minus the aggregate amount of liabilities of the Fund Guarantor and its Subsidiaries at such time (in each case, as determined in accordance with generally accepted accounting principles).

“Required Liquidity Amount” means, at any Test Date, the product of:

(a) the aggregate principal amount of Loans outstanding on such date under the Credit Agreement; and

(b) 15%.

“Required NAV Amount” means the product of 2.25x the outstanding loan amount and the aggregate principal amount of Loans outstanding on such date under the Credit Agreement.

“Test Date” means each day during the period from the Closing Date to the discharge of this Agreement pursuant to Section 1.3.

3.5. Compliance Certificate.

Simultaneously with the delivery of the quarterly and annual financial statements of the Borrower Parties pursuant to Section 5.14(a) of the Credit Agreement, the Fund Guarantor shall deliver to the Administrative Agent an officer’s certificate, in the form of Exhibit A hereto, as of the last day of the related fiscal quarter, (1) attaching such supporting information as may be reasonably requested by the Administrative Agent in writing to demonstrate compliance with Section 3.4(b) and (2) certifying that such supporting information is true and correct in all material respects as of the stated date thereof.

3.6. Legality.

The execution, delivery and performance by each Guarantor Entity of this Agreement and the consummation of the transactions contemplated hereunder do not and will not (a) violate (1) any provision of any law or any governmental rule or regulation applicable to it (except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect), (2) any of its Organizational Documents or (3) any order, judgment or decree of any court or other agency of government binding on it or its properties (except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect); (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its contractual obligations (except to the extent such conflict, breach or default would not reasonably be expected to result in a Material Adverse Effect); (c) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created under any of the Transaction Documents in favor of Collateral Agent for the benefit of the Secured Parties and any other Permitted Liens); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Administrative Agent.

3.7. Survival.

All representations and warranties made by the Guarantor Entities herein shall survive the termination hereof, in each case until the Obligations have been indefeasibly paid in full (except contingent indemnification and reimbursement obligations for which no claim has been asserted).

3.8. Execution and Delivery.

This Agreement has been duly executed and delivered by the Guarantor Entities.

3.9. Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act.

No Guarantor Entity, their Subsidiaries nor, to the best of each Guarantor Entity’s knowledge, any of their respective owners, directors or officers over which the relevant Guarantor Entity has control is, or is acting on behalf of, a Sanctioned Person. Each Guarantor Entity represents that it has policies and procedures reasonably designed to comply with prohibitions and restrictions mandated by OFAC and all other applicable Sanctions. To the best of each Guarantor Entity’s knowledge, no Borrower Entity owns, and the relevant Guarantor Entity will not knowingly cause any Borrower Entity to own or Acquire, any security issued by, or interest in any Sanctioned Person or Sanctioned Territory, in violation of Sanctions.

3.10. Proceeds Payments.

Separate and independently of, and without limitation of the Guaranteed Obligations, the Guarantor Entities shall cause an amount equal to all Proceeds received from time to time (whether by it, by any Equity Holder or any of their Affiliates) that have not been received by or otherwise paid to a Borrower Entity, to be paid to the Collection Account within three (3) Business Days upon receipt of the relevant Proceeds by an Equity Holder or any other Affiliate of a Borrower Entity (such amounts “Proceeds Payments”).

3.11. Organization; Requisite Power and Authority; Qualification.

Each Guarantor Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

3.12. Due Authorization; Binding Obligation.

The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Guarantor Entity. This Agreement has been duly executed and delivered by each Guarantor Entity and is the legally valid and binding obligation of each Guarantor Entity, enforceable against each Guarantor Entity in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.13. Governmental Consents.

The execution, delivery and performance by each Guarantor Entity of this Agreement and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except (a) such as have been obtained or made and are in full force and effect, in each case as of the Closing Date and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing and/or recordation, as of the Closing Date.

3.14. Adverse Proceedings, Etc.

There is no action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims), whether pending or, to the knowledge of any Guarantor Entity, threatened against or affecting a Guarantor Entity or any property of a Guarantor Entity, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Guarantor Entity is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.15. Compliance with Statutes, Etc.

Each Guarantor Entity is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

3.16. ERISA.

(a) Each Guarantor Entity either (i) is an “operating company” within the meaning of 29 C.F.R. §2510.3-101 (an “ERISA Operating Company”) and has provided a favorable written opinion of counsel, addressed to the Guaranteed Parties, reasonably acceptable to the Administrative Agent and their counsel, regarding the status of the relevant Guarantor Entity as an ERISA Operating Company (such opinion, an “ERISA Operating Company Opinion”) or (ii) the underlying assets of the relevant Guarantor Entity do not constitute ERISA Plan Assets because less than 25% of the total value of each class of equity interests in such entity is held by “benefit plan investors” within the meaning of the ERISA Plan Asset Regulations or another exemption applies.

(b) No Guarantor Entity nor any ERISA Affiliate, has established or maintains any ERISA Plan or has any liability with respect to any ERISA Plan.

(c) Each Guarantor Entity agrees that it shall provide prompt notice to the Administrative Agent if the relevant Guarantor Entity may hold ERISA Plan Assets.

(d) Assuming that no portion of any Loan is funded by any Lender with ERISA Plan Assets (unless such Lender is relying on an applicable prohibited transaction exemption, the conditions of which are satisfied), the execution, delivery and performance of the Transaction Documents and the borrowing and repayment of Loans by the Borrower under the Credit Agreement and any payment under this Agreement, do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975(c)(1)(A) – (D) of the Code.

3.17. Performance of Obligations.

The Parent Guarantor agrees to comply in all material respects with all assumptions regarding requirements applicable to it set forth in any Opinion of Counsel obtained pursuant to any provision of this Agreement including (i) satisfaction of any event identified in any Opinion of Counsel as a prerequisite for the obtaining or maintaining by the Collateral Agent of a perfected security interest in any Collateral Obligation, Eligible Investment or other Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable or (ii) compliance with assumptions with respect to the activities of the Parent Guarantor and the Borrower Entities as they relate the Opinions of Counsel rendered with respect to substantive consolidation and true sale matters.

3.18. Negative Covenants.

No Guarantor Entity shall:

(a) sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by the Transaction Documents;

(b) [reserved];

(c) (A) [reserved], (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the liens under any of the Transaction Documents) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the Proceeds thereof (except for Permitted Liens), or (C) [reserved];

(d) [reserved]; or

(e) knowingly amend any Transaction Document without any consent required hereunder or thereunder.

3.19. [Reserved].

3.20. Governmental Regulation.

Solely with respect to StepStone Private Credit Fund LLC, so long as it continues to be regulated as a business development company under the Investment Company Act of 1940, it will comply with all applicable material regulatory requirements under the Investment Company Act. If it loses its status as a business development company under the Investment Company Act, it shall notify the Administrative Agent within 5 Business Days of such occurrence.

SECTION 4. SUBORDINATION

4.1. Lien Subordination.

Each Guarantor Entity agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the Borrower Entities’ respective assets securing payment of any amounts at any time owing to such Guarantor Entity shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon the Borrower Entities’ respective assets securing payment of the Obligations, regardless of whether such claims or encumbrances in favor of such Guarantor Entity, the Collateral Agent or the Administrative Agent (or any other Person) presently exist or are hereafter created or attach. Without the prior written consent of the Collateral Agent (acting at the direction of the Requisite Lenders) and the Administrative Agent, no Guarantor Entity shall (a) exercise or enforce any creditor’s right it may have against a Borrower Entity, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of the Borrower Entities (if any) held by a Guarantor Entity.

SECTION 5. MISCELLANEOUS

5.1. Waiver.

No failure or delay on the part of the Collateral Agent, the Administrative Agent, any other Guaranteed Party or any other Person, in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each of the Collateral Agent, the Administrative Agent and the other Guaranteed Parties hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Transaction Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

5.2. Notices.

The provisions of Section 11.1 (Notices) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

5.3. Severability.

In case any provision in or obligation hereunder or under any other Transaction Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.4. Amendments.

This Agreement may be amended only by an agreement in writing executed by each of the parties hereto.

5.5. Parties Bound; Assignment; Joint and Several.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no Guarantor Entity shall, without the prior written consent of the Collateral Agent (acting at the direction of the Requisite Lenders) and the Administrative Agent, assign any of its rights, powers, duties or obligations hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

5.6. Headings.

Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

5.7. Recitals.

The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

5.8. Effectiveness; Counterparts.

This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (including a “pdf”,”tif”, “jpeg” file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign or any similar platform) shall be effective as delivery of a manually executed counterpart of this Agreement.

5.9. APPLICABLE LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

5.10. CONSENT TO JURISDICTION.

SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR ENTITY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE GUARANTOR ENTITY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE GUARANTEED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO

BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY TRANSACTION DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

5.11. Waiver of Right To Trial By Jury.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 5.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

5.12. Reinstatement in Certain Circumstances.

If at any time any payment of the principal of or interest on the Loans or any other amount payable by a Borrower Entity under the Transaction Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower Entity, or otherwise, each Guarantor Entity’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

5.13. Third-party Beneficiary.

Each of the Lenders is an expressed third-party beneficiary of this Agreement and can enforce rights hereunder, but only through the Collateral Agent or the Administrative Agent.

5.14. The Administrative Agent and Collateral Agent.

It is acknowledged and agreed that, in connection with the Administrative Agent’s and the Collateral Agent’s acceptance of this Agreement and the exercise of their respective rights hereunder, each of the Administrative Agent and the Collateral Agent shall be entitled to all of its respective rights, benefits, protections and immunities set forth in the Credit Agreement. Notwithstanding anything else to the contrary set forth herein, whenever reference is made herein to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, or act (or refrain from acting) at the direction of the Requisite Lenders, (i) such provision shall refer to the Collateral Agent exercising each of the foregoing, or acting or refraining from acting, at the instruction of the Administrative Agent and (ii) it is understood that in all cases, the Collateral Agent shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from the Administrative Agent in respect of such action.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Guarantor Entities have caused this Agreement to be executed and delivered as of the date set forth above.

STEPSTONE SPV FACILITY VII INTERMEDIATE HOLDCO LLC, as the Parent Guarantor

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Executive Officer

STEPSTONE PRIVATE CREDIT FUND LLC, as the Fund Guarantor

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Executive Officer

[Signature Page to Non-Recourse Carveout Guaranty Agreement]

ACCEPTED:

UMB BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Mark Nguyen
Name:	Mark Nguyen
Title:	Vice President

[Signature Page to Non-Recourse Carveout Guaranty Agreement]

ACCEPTED:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Brian Levin
Name:	Brian Levin
Title:	Managing Director

[Signature Page to Non-Recourse Carveout Guaranty Agreement]